UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 13, 2018

6D GLOBAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35002	47-1899833
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

1500 Broadway, Ste 505
New York, NY 10036
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (646) 681-2345

                  275 7th Avenue, Ste 728, New York, NY 10001
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01   Other Events.

On November 20, 2015, the NASDAQ Stock Market acted on fabricated NASDAQ Listing Qualifications Staff allegations, intentionally and wrongfully delisted 6D Global Technologies (“Company”, “6D”, “SIXD”), a U.S. based company and a leader in digital marketing.  NASDAQ’s unjust delisting destroyed SIXD’s market capitalization valued $800 million (stock symbol: SIXD), while the Company was prominently included in four of the coveted Russell 2000, 3000, Global, and Microcap Indexes.
NASDAQ and its employees’ willful tortious misconduct killed hundreds of American jobs, ruined a promising American technology company, and eviscerated the life savings of thousands of our public shareholders. The NASDAQ Listing Qualifications staff’s false and vindictive allegations were completely made up to advance NASDAQ’s own commercial interests, reflecting its ultimate hypocrisy when NASDAQ’s own Chairman of the Board, Bernie Madoff was a convicted felon and ran the largest Ponzi scheme in the world.  NASDAQ’s delisting of 6D Global Technologies caused irreparable harm.
For nearly eight years, NASDAQ has conducted a campaign to destroy the reputation of prominent Chinese American financier Mr. Benjamin Wey, an independent consultant to the Company who represented the Company’s largest institutional shareholder NYGG (Asia). Their roles were properly disclosed to the NASDAQ as well as in the Company’s SEC filings.
In NASDAQ’s relentless prejudice against Mr. Wey, the Company became NASDAQ’s direct target and sacrificial lamb, a scheme aided and abetted by what appears to be the self-dealing of Adam Hartung, then a Company Director and Audit Chairman, despite an independent internal investigation completed by reputable law firm Blank Rome LLP that had cleared the Company of any wrongdoing in its presentation to the NASDAQ on February 26, 2016 (see Exhibit 3, infra).
Specifically, Blank Rome LLP and its engaged global investigative firm Kroll Associates, Inc. found no evidence to support NASDAQ staff’s manufactured assertions as to the reasons it delisted 6D: (1) no evidence that 6D’s current or former Board were unduly influenced by Mr. Wey, including 6D’s Chairman and CEO, Tejune Kang; (2) no evidence of inflation of 6D’s shareholder count to help 6D obtain a listing on NASDAQ; and (3) no evidence that Mr. Wey or any 6D affiliate manipulated 6D’s stock price.
On April 9, 2018, Mr. Wey and NYG Capital, LLC sued the NASDAQ and twelve NASDAQ employee defendants in The Supreme Court of The State of New York (Index No. 651684/2018) for Malicious Prosecution, Tortious Interference with Prospective Economic Advantage, and Tortious Interference with Contract (the “lawsuit”). The NASDAQ defendants are NASDAQ, Inc., The NASDAQ Stock Market LLC, CEO Adena Friedman, former CEO Robert Greifeld (Chairman of Virtu Financial Inc (Nasdaq: VIRT)), NASDAQ General Counsel and lobbyist Edward Knight, Chairman of the Corporate Governance Committee Michael Splinter, Michael Emen, Nelson Griggs, Arnold Golub, William Slattery, Alan Rowland, Keely Moxley, Robert McCooey Jr. and Andrew Hall.

Central to Mr. Wey’s $250 million lawsuit against the NASDAQ defendants is their fabrication and lies to the FBI, SEC and DOJ about a nonexistent “300 round lot shareholder gifting prohibition” listing rule. NASDAQ had made up this rule and its purported violation to importune the government to bring misguided securities fraud charges against Mr. Wey in September 2015.  On August 8, 2017, the federal government voluntarily dismissed all charges against Mr. Wey after a landmark, comprehensive federal court ruling condemning government misconduct in gross violation of Mr. Wey’s constitutional rights.
Significantly, Alan Rowland, NASDAQ Director of Listing Qualifications and a defendant in Mr. Wey’s lawsuit cited the same nonexistent NASDAQ listing rule as a ground for delisting SIXD.  For example, on November 20, 2015, Alan Rowland, directed by his co-defendants Arnold Golub and Edward Knight of the NASDAQ General Counsel’s office, authored a NASDAQ delisting letter that specifically accused Mr. Wey of “gain[ing] listing on NASDAQ through the use of an artificially created shareholder base, much of which is still in place today, and manipulation of the stock price.”
Such manufactured false claims by the NASDAQ directly contradict the conclusions of Blank Rome’s independent investigation and later multiple federal court rulings issued by several federal judges.  6D Global Technologies should never have been delisted, based on false allegations and baseless claims.
In Mr. Wey’s lawsuit, defendant Alan Rowland and other NASDAQ defendants are charged with lying to the FBI, DOJ and SEC investigators, who were duped into launching a botched indictment of Mr. Wey in 2015, fixated on NASDAQ’s deliberate and false characterizations to the government.
The wrongful NASDAQ delisting of 6D Global Technologies attracted many spurious and opportunistic lawsuits against the Company and its officers, costing the Company millions of dollars in defending these frivolous and baseless claims. The Company has since defeated and prevailed against nearly all of them in court with a couple still pending.
In the NASDAQ Stock Market Listing Agreement entered between NASDAQ and the Company, it contains a subsection “Limitation of Liability” under “NASDAQ Warranties; Disclaimers of Warranties,” where it states: “This subsection shall not relieve the Corporations [NASDAQ and its affiliates] from liability for damages that result from their own gross negligence or willful tortious misconduct, or from personal injury or wrongful death claims.”
The Company believes NASDAQ’s wrongful delisting was indeed “willful tortious misconduct” against the Company and our thousands of public shareholders.
The Company will continue to monitor Mr. Wey’s lawsuit against the NASDAQ defendants and explore our own legal recourse. We encourage the public and our shareholders to do the same. The Company can be reached via email: media@6dglobal.com
The Company provides as Exhibits documents that support the updates and statements contained herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.
Exhibit Number	Description

(99.1)	Press release issued by counsel for Benjamin Wey, dated April 9, 2018, announcing lawsuit against the NASDAQ and certain NASDAQ individual defendants.

(99.2)	Benjamin Wey’s lawsuit against the NASDAQ in The Supreme Court of the State of New York (Index No.: 651684/2018) filed on April 9, 2018.

(99.3)
A PowerPoint presentation provided to NASDAQ after the Company’s internal investigation was concluded by independent counsel Blank Rome LLP in February 2016, which completely exonerated the Company and its officers.

(99.4)	A PowerPoint presentation provided to NASDAQ in January 2016 during appeal showing 6D did nothing wrong.

(99.5)	NASDAQ’s delisting letter issued by Alan Rowland dated November 20, 2015 based on fabricated grounds.

(99.6)	The NASDAQ Stock Market Listing Agreement between NASDAQ and 6D Global Technologies, Inc.

(99.7)
CNBC, 6D Global joins four Russell Indexes, a solid successful and high growth American company before the NASDAQ wrongful delisting. https://www.cnbc.com/2015/06/29/globe-newswire-6d-global-technologies-inc-joins-russell-2000r-russell-3000r-russell-global-and-russell-microcapr-indexes.html

(99.8)	The Company’s delisting appeal to the SEC that provided the background of NASDAQ’s abuse of power dated April 28, 2017: https://www.sec.gov/litigation/apdocuments/3-17908-event-8.pdf

(99.9)	6D Global’s continued delisting appeal to the SEC, dated August 14, 2017: https://www.sec.gov/litigation/apdocuments/3-17908-event-13.pdf

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

6D GLOBAL TECHNOLOGIES, INC.

Date: April 13, 2018	By: /s/ Tejune Kang
Name: Tejune Kang
Title: Chief Executive Officer